UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 16, 2011
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

The following is a description of the material terms and provisions of our common shares, no par value.  It is a summary only and is subject to applicable provisions of the Ohio General Corporation Law and to our Amended Articles of Incorporation, or "articles," and our Code of Regulations, or "regulations."  You should refer to, and read this summary together with, our articles and regulations to review all of the terms of our shares.

General

The Company is an Ohio corporation.  Under our articles, we have authority to issue 10,000,000 common shares, each without par value.  We do not have any authorized preferred shares.

As of December 16, 2011, there were 4,686,295 shares issued, of which 659,739 shares were held in treasury.  As of December 16, 2011, we did not have outstanding any stock options or other equity-based awards.

Voting; Dividends; Other Rights

Holders of our shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders.  There is no cumulative voting in the election of directors.  Accordingly, the holders of a majority of our outstanding shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.  Holders of our shares are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available for the payment of dividends.  Upon our liquidation, dissolution or winding up, holders of our shares are entitled to share ratably in all assets remaining after payment of liabilities.  Holders of our shares have no preemptive rights and have no rights to convert their shares into any other securities.  There are no redemption or sinking fund provisions applicable to our shares.  Our outstanding shares are, and any shares sold pursuant to this prospectus and any applicable prospectus supplement will be, when issued, validly authorized and issued, fully paid and nonassessable.

We have the right, but not the obligation, to repurchase our shares from our shareholders; however, we are not permitted to repurchase our shares if, after the repurchase, we would be insolvent or our assets would be less than our liabilities plus our stated capital.

Transfer Agent

We serve as the transfer agent and registrar for our shares.  You may reach our stock transfer department at our main office located at 420 Third Avenue, Gallipolis, Ohio 45631.  The telephone number for our stock transfer department is (740) 446-2631, extension 365.

Listing

Our shares are listed on the NASDAQ Global Market under the symbol "OVBC."

Ohio Anti-Takeover Laws

The Ohio Revised Code contains provisions that could discourage potential takeover attempts and make attempts by shareholders to change our management more difficult.  These provisions could also adversely affect the market price of our securities.

Limited Shareholder Action by Written Consent

Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of our shareholders without a meeting be unanimous except that, pursuant to Section 1701.11, our regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of our voting power or, if our articles or regulations otherwise provide, such greater or lesser amount, but not less than a majority.  Our articles and regulations do not alter the two-thirds requirement.  These limitations on shareholder written consents may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Control Share Acquisition Act

Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person's acquisition of our shares that would entitle the acquirer to exercise or direct voting power in an election our directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.

A corporation may opt out of the application of the Control Share Acquisition Act in its articles of incorporation or code of regulations.  We have not opted out.

Anti-Greenmail Statute

Pursuant to applicable provisions of Chapter 1707 of the Ohio Revised Code, known as the Anti-Greenmail Statute, we may recover profits that a shareholder makes from the sale of our securities within 18 months after making a proposal to acquire control of us or publicly disclosing the possibility of a proposal to acquire control.  We may not, however, recover from a person who proves either: (1) that the person's sole purpose in making the proposal was to succeed in acquiring control of us and there were reasonable grounds to believe that the person would acquire control of us; or (2) that the person's purpose was not to increase any profit or decrease any loss in our securities.  Also, before we may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000.  Any shareholder may bring an action on behalf of us if we refuse to bring an action to recover these profits.  The party bringing such an action may recover his attorneys' fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply if a corporation opts out of its application in its articles of incorporation or code of regulations so provide. We have not opted out.

Anti-Takeover Provisions of Our Articles and Regulations

Our articles and regulations contain certain provisions which may be deemed to have anti-takeover effects.  The following summary is not complete and is qualified in its entirety by reference to our articles and regulations, which are filed as exhibits to the registration statement of which this prospectus is a part.

Supermajority Voting Provisions

Unless at least two-thirds of the whole authorized number of directors recommend their approval, the following actions require the affirmative vote of the holders of 80% of our voting power: (a) amendments of our articles or adoption of amended articles; (b) amendment of our regulations or adoption of new regulations; (c) a merger or consolidation of us with or into another corporation; (d) a combination or majority share acquisition involving the issuance of our shares and requiring shareholder approval; (e) a sale, lease or exchange of all or substantially all of our assets; (f) our dissolution; or (g) a proposal to fix or change the number of our directors by action of the shareholders.  If these actions are approved by two-thirds of the whole authorized number of our directors, then such actions must be approved by shareholders holding only a majority of the voting power.

Transactions with Certain Shareholders

Unless minimum price requirements are complied with and a proxy statement is submitted to our shareholders for the purpose of soliciting shareholder approval of the transaction, our articles require the affirmative vote of 80% of our outstanding shares (and in certain circumstances, a higher percentage) for approval of mergers, business combinations and other similar transactions with holders of shares representing at least 20% of the voting power of our Company entitled to vote in the election of directors.  Additionally, the provision of our articles containing this requirement may not be amended or repealed without the affirmative vote of our shareholders discussed in the preceding sentence.

Classified Board of Directors

Our regulations classify the board of directors into three classes serving staggered three-year terms, and our articles eliminate cumulative voting for directors.

Shareholder Nominations

Pursuant to our regulations, shareholder nominations for directors must be made in writing and delivered or mailed to our executive offices not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.  However, if we give less than 21 days' notice of the meeting to our shareholders, the nomination must be mailed or delivered not later than the close of business on the seventh day after the day on which we mailed the notice.  Each nomination must contain the following information to the extent  known by the nominating shareholder: (a) the name and address of each nominee; (b) the principal occupation of each nominee; (c) the total number of our shares that will be voted for each nominee; (d) the name and residence address of the nominating  shareholder; (e) the number of our shares owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to the nominee under the SEC's proxy rules.

Removal of Directors

Our articles provide that directors may be removed only by the affirmative vote of the holders of 80% of the voting power at an election of directors, and only for cause.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	December 16, 2011	By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith Chairman and Chief Executive Officer